UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 8, 2012

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                Creation of a Direct Financial Obligation.

On March 8, 2012, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co” and collectively with Holdings, the “Issuers”), which are indirect, wholly-owned subsidiaries of DIRECTV (NASDAQ:DTV), closed their previously announced offering of $1,250,000,000 aggregate principal amount of 2.400% senior notes due 2017 (the “2017 Notes”), $1,500,000,000 aggregate principal amount of 3.800% senior notes due 2022 (the “2022 Notes”), and $1,250,000,000 aggregate principal amount of 5.150% senior notes due 2042 (the “2042 Notes” and, together with the 2017 Notes and the 2022 Notes, the “Notes”).  The Notes are governed by an Indenture, dated as of March 8, 2012 (the “Indenture”), by and among the Issuers, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”) for the benefit of the holders of each Note.  The net proceeds from this offering were approximately $3.97 billion.  The Issuers intend to use the net proceeds from this offering for general corporate purposes, which may include a distribution to Issuers’ parent which it may use to fund its share repurchase plan or for other corporate purposes. Interest accrues on the Notes from March 8, 2012 and interest will be paid semiannually in cash in arrears on March 15 and September 15 of each year commencing on September 15, 2012.  The press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes are unsecured senior obligations of the Issuers and rank equally in right of payment with all of the Issuers’ existing and future senior debt and rank senior in right of payment to all of the issuers’ future subordinated debt, if any.  The Notes are guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by DIRECTV, Holdings’ parent, and all of Holdings’ material existing domestic subsidiaries and by certain of its future subsidiaries on a joint and several basis (the “Guarantors”).

The Indenture provides, among other things, that the Notes are redeemable in whole or in part at the option of the Issuers at a redemption price equal to the greater of the principal amount of the Notes and a “make whole” price equal to sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis using a discount rate equal to: (i) the Treasury Rate plus 25 basis points in the case of the 2017 Notes, (ii) the Treasury Rate plus 30 basis points in the case of the 2022 Notes and (iii) the Treasury Rate plus 35 basis points in the case of the 2042 Notes, in each case plus accrued and unpaid interest to the date of redemption.

The Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  However, the Issuers and the Guarantors have also executed a registration rights agreement with the initial purchasers of the Notes, dated as of March 8, 2012 (the “Registration Rights Agreement”), in which the Issuers and the Guarantors have agreed to use their reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act.

The Indenture and the Registration Rights Agreement are filed herewith as Exhibits 4.1 and 10.1, respectively.  The foregoing description of each such agreement is qualified in its entirety by reference to the actual agreement.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits.

*4.1	Indenture, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

*4.2	Form of 2.400% Notes due 2017 (included in Exhibit 4.1)

*4.3	Form of 3.800% Notes due 2021 (included in Exhibit 4.1)

*4.4	Form of 5.150% Notes due 2042 (included in Exhibit 4.1)

*10.1	Registration Rights Agreement, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and the Initial Purchasers named therein.

*99.1	Press Release, dated March 8, 2012.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: March 13, 2012	By:	/s/Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

EXHIBIT INDEX

*4.1	Indenture, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*4.2	Form of 2.400% Notes due 2017 (included in Exhibit 4.1)

*4.3	Form of 3.800% Notes due 2021 (included in Exhibit 4.1)

*4.4	Form of 5.150% Notes due 2042 (included in Exhibit 4.1)

*10.1	Registration Rights Agreement, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and the Initial Purchasers named therein.

*99.1	Press Release, dated March 8, 2012.

* Filed herewith